EXHIBIT 4.2

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of            , by and between U.S. Silica Holdings, Inc. (formerly known as GGC USS Holdings, Inc.), a Delaware corporation (the “Company”), and GGC USS Holdings, LLC, a Delaware limited liability company (the “Parent”).

WHEREAS, reference is made to that certain Registration Rights Agreement, dated as of November 25, 2008, by and among the Parent and certain other persons party thereto (the “Parent Registration Rights Agreement”);

WHEREAS, the Company was created in furtherance of an intended initial public offering, it being intended that certain of the Company’s equity will be offered to the public in such initial public offering (the “IPO”);

WHEREAS, as of the date hereof, the Parent owns all of the equity interests of the Company;

WHEREAS, the parties hereto desire to provide the registration rights set forth in this Agreement with respect to certain of the Company’s equity interests; and

WHEREAS, this Agreement shall become effective upon the consummation of the IPO.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 10 hereof.

1. Demand Registrations.

(a) At any time, the Parent may request registration under the Securities Act of all or any portion of its Registrable Securities (A) on Form S-1 or any similar long form registration statement (“Long Form Registrations”), (B) on Form S-3 or any similar short form registration statement (“Short Form Registrations”) if the Company is eligible to use any such short form or (C) on any applicable “short form” pursuant to Rule 415 (or any successor rule) promulgated under the Securities Act (a “415 Registration”) if the Company is eligible to use any such short form. All registrations requested pursuant to this Section 1(a) are referred to herein as “Demand Registrations.” Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered, the anticipated per share price range for such offering and the intended method of distribution. Within ten (10) days after receipt of any such request, the Company shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests from the Parent for inclusion therein.

(b) Long Form Registrations. The Parent shall be entitled to request four Long Form Registrations in which the Company shall pay all Registration Expenses. A registration shall not count as one of the permitted Long Form Registrations until it has become effective and unless the Parent is able to register and sell at least nine-tenths (90%) of the Registrable Securities requested to be included in such registration. The Company will pay all Registration Expenses in connection with any registration initiated as a Long Form Registration whether or not it becomes effective and whether or not such registration has counted as one of the permitted Long Form Registrations.

(c) Short Form Registrations. In addition to the Long Form Registrations provided pursuant to Section 1(b), the Parent shall be entitled to request an unlimited number of Short Form Registrations in which the Company shall pay all Registration Expenses. The Company will pay all Registration Expenses in connection with any registration initiated as a Short Form Registration whether or not it becomes effective. Demand Registrations shall be Short Form Registrations whenever the Company is permitted to use any applicable short form and if the managing underwriters (if any) agree to the use of a Short Form Registration. The Company shall use its best efforts to make Short Form Registrations on Form S-3 available for the sale of Registrable Securities.

(d) 415 Registrations.

(i) In addition to the Long Form Registrations provided pursuant to Section 1(b) and the Short Form Registrations provided pursuant to Section 1(c), the Parent shall be entitled to request an unlimited number of 415 Registrations in which the Company shall pay all Registration Expenses. The Company will pay all Registration Expenses in connection with any registration initiated as a 415 Registration whether or not it becomes effective. In the event that the Company files a shelf registration statement pursuant to a request for a 415 Registration and such registration becomes effective (such registration statement, a “Shelf Registration Statement”), the Parent shall have the right at any time or from time to time to elect to sell pursuant to an offering (including an underwritten offering) Registrable Securities available for sale pursuant to such registration statement (“Shelf Registrable Securities”), so long as the Shelf Registration Statement remains in effect. The Parent shall make such election by delivering to the Company a written request (a “Shelf Offering Request”) for such offering to the Company specifying the number of Shelf Registrable Securities that the Parent desires to sell pursuant to such offering (the “Shelf Offering”). The Company shall include in such Shelf Offering the Registrable Securities of the Parent. The Company shall, as expeditiously as possible (and in any event within twenty (20) days after the receipt of a Shelf Offering Request), but subject to Section 1(f) hereof, use its best efforts to facilitate such Shelf Offering.

(ii) Notwithstanding the foregoing, if the Parent wishes to engage in an underwritten block trade off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement (as defined in Section 4 hereof) or through a take-down from an already existing Shelf Registration Statement), then notwithstanding the foregoing time periods, the Parent only needs to notify the Company of the block trade Shelf Offering on the day such offering is to commence and the Company shall as expeditiously as possible use its best efforts to facilitate such offering (which may close as early as three (3) business days after the date it commences); provided that in the case of such underwritten block trade, only the Parent shall have a right to notice and to participate, and provided, further, that the Parent shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the underwritten block trade.

(iii) In the event the Parent initiates a 415 Registration, the Company shall, at the request of the Parent, file any prospectus supplement or, if the applicable Shelf Registration Statement is an Automatic Shelf Registration Statement, any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by the Parent. Once a Shelf Registration Statement has been declared effective, the Parent may request, and the Company shall be required to facilitate, an unlimited number of Shelf Offerings with respect to such Shelf Registration Statement.

(e) Priority on Demand Registrations. The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Parent.

(f) Restrictions on Demand Registrations. The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of the IPO or within 120 days after the effective date of any other previous Demand Registration. The Company may postpone for up to 120 days the filing or the effectiveness of a registration statement for a Demand Registration if the Board of Directors (or its successor, the “Board”) and the Parent agree, and the Board has determined in its reasonable good faith judgment, that such Demand Registration would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any of its Subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction; provided that in such event, the Parent shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all Registration Expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any twelve-month period.

(g) Selection of Underwriters. The Parent shall have the right to select the investment banker(s) and manager(s) to administer any Demand Registration, subject to the Company’s approval, which will not be unreasonably withheld, delayed or conditioned.

(h) Other Registration Rights. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company to register any equity securities of the Company, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the Parent; provided that the Company may grant rights to other Persons, including employees of the Company and its Subsidiaries, to participate in Piggyback Registrations so long as such rights are subordinate to or on a pro rata basis with the rights of the Parent with respect to such Piggyback Registrations as set forth in Sections 2(c) and 2(d) hereof.

2. Piggyback Registrations.

(a) Right to Piggyback.

(i) Whenever the Company proposes to register any of its securities under the Securities Act (other than pursuant to a Demand Registration) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to the Parent of its intention to effect such a registration and, subject to the terms of Sections 2(c) and 2(d) hereof, shall include in such registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests from the Parent for inclusion therein within 20 days after the receipt of the Company’s notice.

(ii) Notwithstanding the foregoing, if the Parent wishes to engage in an underwritten block trade off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement), then notwithstanding the foregoing time periods, the Parent only needs to notify the Company of the block trade Shelf Offering on the day such offering is to commence and the Company shall as expeditiously as possible use its best efforts to facilitate such offering (which may close as early as three (3) business days after the date it commences); provided that in the case of such underwritten block trade, only the Parent shall have a right to notice and to participate, and provided, further, that the Parent shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the underwritten block trade.

(b) Piggyback Expenses. The Registration Expenses of the Parent shall be paid by the Company in all Piggyback Registrations.

(c) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering, the Company shall include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by the Parent, and (iii) third, other securities requested to be included in such registration, pro rata among the holders thereof on the basis of the number of outstanding shares owned by each such holder (determined, if appropriate, on an as if converted basis).

(d) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability of the offering in the price range acceptable to the holders initially requesting such registration, the Company shall include in such registration (i) first, the Registrable Securities requested to be included in such registration by the Parent, and (ii) second, other securities requested to be included in such registration, pro rata among the holders thereof on the basis of the number of outstanding shares owned by each such holder (determined, if appropriate, on an as if converted basis).

(e) Other Registrations. If the Company has previously filed a registration statement with respect to Registrable Securities pursuant to Section 1 or pursuant to this Section 2, and if such previous registration has not been withdrawn or abandoned, the Company shall not file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form), whether on its own behalf or at the request of any holder or holders of such securities, until a period of at least 120 days has elapsed from the effective date of such previous registration.

3. Holdback Agreements.

(a) The Parent agrees that it shall not effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and the 180-day period beginning on the effective date of any underwritten registration filed under the Securities Act (except as part of such underwritten registration), unless the underwriters managing the registered public offering and the Parent otherwise agree in writing.

(b) The Company (i) shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the seven days prior to and during the 180 day period beginning on the effective date of any underwritten Demand Registration or any underwritten Piggyback Registration (except as part of such underwritten registration or pursuant to registrations on Form S-8 or any successor form), unless the underwriters managing the registered public offering and the Parent agree, and (ii) shall cause each of its executive officers and directors and holders of at least 2% (on a fully diluted basis) of its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, purchased from the Company at any time after the date of this Agreement (other than in a registered public offering) to agree not to effect any public sale or distribution (including sales pursuant to Rule 144 or any successor rule) of any such securities during such period (except as part of such underwritten registration, if otherwise permitted), unless the underwriters managing the registered public offering and the Parent otherwise agree.

4. Registration Procedures. Whenever the Parent has requested that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a) prepare in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder and file with the Securities and Exchange Commission a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the Parent copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b) notify the Parent of the effectiveness of each registration statement filed hereunder and prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the date as of which there are no longer any Registrable Securities covered by such registration statement in existence and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Parent thereof set forth in such registration statement;

(c) furnish to the Parent such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and any Free-Writing Prospectus) and such other documents as the Parent may reasonably request in order to facilitate the disposition of the Registrable Securities owned by the Parent;

(d) use its best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the Parent reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable the Parent to consummate the disposition in such jurisdictions of the Registrable Securities owned by the Parent (provided that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (i), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e) notify the Parent (i) after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) after receipt thereof, of any request by the Securities and Exchange Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of the Parent, the Company shall prepare, file with the SEC and furnish to the Parent a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(f) prepare and file promptly with the Securities and Exchange Commission, and notify the Parent prior to the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, when any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, in case the Parent or any of its underwriters is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations promulgated thereunder, the Company shall use its best efforts to prepare promptly upon request of the Parent or such underwriter such amendments or supplements to such registration statement and prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

(g) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on the NASD automated quotation system and, if listed on the NASD automated quotation system, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a NASDAQ “national market system security” within the meaning of Rule 11Aa2-1 of the Securities and Exchange Commission or, failing that, to secure NASDAQ authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the NASD;

(h) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(i) enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Parent or its underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split or a combination of shares);

(j) make available for inspection by the Parent, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by the Parent or the underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Parent or the underwriter or any of their respective attorneys, accountants or agents in connection with such registration statement;

(k) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to the Parent, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(l) obtain one or more comfort letters, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the Parent reasonably requests;

(m) if any such registration or comparable statement refers to the Parent or any of its affiliates by name or otherwise as the holder of any securities of the Company and if in the Parent’s sole and exclusive judgment, the Parent or such affiliate is or might be deemed to be an underwriter or a controlling person of the Company, the Parent shall have the right to require (i) the insertion therein of language, in form and substance satisfactory to the Parent and presented to the Company in writing, to the effect that the holding by the Parent or such affiliate of such securities is not to be construed as a recommendation by the Parent or such affiliate, as applicable, of the investment quality of the Company’s securities covered thereby and that such holding does not imply that the Parent or such affiliate, as applicable, shall assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to the Parent or such affiliate by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Person; provided that with respect to this clause (ii) the Parent shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company;

(n) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any common stock included in such registration statement for sale in any jurisdiction, the Company shall use its best efforts promptly to obtain the withdrawal of such order; and

(o) provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

To the extent the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (a “WKSI”) at the time any request for a Demand Registration is submitted to the Company, and such request for a Demand Registration requests that the Company file an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”) on Form S-3, the Company shall file an Automatic

Shelf Registration Statement which covers those Registrable Securities which are requested to be registered. The Company shall use its best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective. If the Company does not pay the filing fee covering the Registrable Securities at the time the Automatic Shelf Registration Statement is filed, the Company agrees to pay such fee at such time or times as the Registrable Securities are to be sold. If the Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year the Company shall refile a new Automatic Shelf Registration Statement covering the Registrable Securities. If at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, the Company shall use its best efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective during the period during which such registration statement is required to be kept effective.

If the Company files any Shelf Registration Statement for the benefit of the holders of any of its securities other than the Parent, and the Parent does not request that its Registrable Securities be included in such Shelf Registration Statement, the Company agrees that it shall include in such Shelf Registration Statement such disclosures as may be required by Rule 430B under the Securities Act (referring to the unnamed selling security holders in a generic manner by identifying the initial offering of the securities) in order to ensure that the Parent may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

In the event of a registration of the Parent’s Registrable Securities, the Company may require the Parent to furnish the Company such information regarding the Parent and the distribution of such securities as the Company may from time to time reasonably request in writing. During such time as the Parent may be engaged in a distribution of such securities, the Parent shall distribute such securities under the registration statement solely in the manner described in the registration statement.

5. Registration Expenses.

(a) All expenses incident to the Company’s performance of or compliance with this Agreement, including without limitation all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions) and other Persons retained by the Company (all such expenses being herein called “Registration Expenses”), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NASD automated quotation system.

(b) The Company shall reimburse the Parent for the reasonable fees and disbursements of one counsel (if any) chosen by the Parent in connection with each Demand Registration and each Piggyback Registration.

(c) To the extent Registration Expenses are not required to be paid by the Company, the Parent shall pay those Registration Expenses allocable to the registration of its securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

6. Indemnification.

(a) The Company agrees to indemnify and hold harmless, to the maximum extent permitted by applicable law, the Parent and its direct and indirect partners and members and each of their respective officers, directors, members, managers and employees and each Person who controls the Parent (within the meaning of the Securities Act) (each such Person, a “Parent Indemnified Party”) against all losses, claims, actions, damages, liabilities and expenses (collectively, “Losses”) caused by (i) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation by the Company of any rule or regulation promulgated under the Securities Act and any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and to pay to each Parent Indemnified Party, as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such Losses, except insofar as the same are caused by or contained in any information furnished in writing to the Company or any managing underwriter by such Parent Indemnified Party expressly for use therein or by such Parent Indemnified Party’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto after the Company has furnished such Parent Indemnified Party with a sufficient number of copies of the same. In connection with an underwritten offering, the Company shall indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Parent Indemnified Party.

(b) In connection with any registration statement in which the Parent is participating, the Parent shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any Losses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by the Parent for use therein; provided that the obligation to indemnify shall be limited to the net amount of proceeds received by the Parent from the sale of Registrable Securities pursuant to such registration statement.

(c) Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the Parent, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d) The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of securities.

(e) If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party or is otherwise unenforceable with respect to any Losses referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of the Parent, to an amount equal to the net proceeds actually received by the Parent from the sale of its Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the Losses or other liabilities referred to above shall be deemed to include, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to Section 6(a) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to Section 6(a).

7. Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless the Parent provides prior written consent, which the Parent may withhold in its sole and absolute discretion.

8. Distributions. In the event the Parent distributes any Registrable Securities to any of the direct or indirect members or partners of Parent (each such person receiving Registrable Securities thereby, a “Qualified Third-Party Beneficiary”), the Parent may, in its sole and absolute discretion, elect to assign to such Qualified Third-Party Beneficiary, in whole or in part, its rights hereunder with respect to the Registrable Securities distributed to such Qualified Third-Party Beneficiary. In such event, with respect to the Registrable Securities distributed to such Qualified Third-Party Beneficiary, such Qualified Third-Party Beneficiary shall succeed to all of the rights and obligations of Parent under this Agreement. Without limiting the foregoing, (i) the rights of each “Golden Gate Member” (as such term is used in the Parent Registration Rights Agreement) with respect to the “Common Stock” (as such term is used in the Parent Registration Rights Agreement) shall apply to each Qualified Third-Party Beneficiary mutatis mutandis with respect to the Registrable Securities distributed to such Qualified Third-Party Beneficiary and (ii) for the avoidance of doubt, the Company hereby acknowledges and agrees that the Parent may, at the Parent’s election and in its sole and absolute discretion, deem the Company’s Common Stock as the “Common Stock” as that term is used in the Parent Registration Rights Agreement.

9. Current Public Information. At all times after the Company has filed a registration statement with the Securities and Exchange Commission pursuant to the requirements of either the Securities Act or the Securities Exchange Act, the Company will file all reports required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder, and will take such further action as the Parent may reasonably request, all to the extent required to enable the Parent to sell Registrable Securities pursuant to Rule 144 adopted by the Securities and Exchange Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Securities and Exchange Commission.

10. Definitions.

(a) “Common Stock” means the common stock of the Company.

(b) “Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, an associate, a joint stock company, a trust, an unincorporated organization and a governmental entity or any department or agency or political subdivision thereof.

(c) “Registrable Securities” means (i) any Common Stock held by the Parent, and (ii) any Common Stock issued or issuable with respect to the securities referred to in clause (i) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 (or any successor rule) promulgated under the Securities Act or repurchased by the Company or any of its subsidiaries.

(d) “Securities Act” means the Securities Act of 1933, as amended, or any similar federal law then in force.

(e) “Securities and Exchange Commission” includes any governmental body or agency succeeding to the functions of the Securities and Exchange Commission.

(f) “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal law then in force.

(g) “Subsidiaries” means, with respect to any specified Person, any other Person in which such specified Person, directly or indirectly through one or more Affiliates or otherwise, beneficially owns at least fifty percent (50%) of either the ownership interest (determined by equity or economic interests) in, or the voting control of, such other Person.

11. Miscellaneous.

(a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Parent in this Agreement without the prior written consent of the Parent.

(b) Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the Parent to include its Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

(c) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(d) Amendments and Waivers. The provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and the Parent. Notwithstanding the immediately preceding sentence, the parties hereto agree the Company and the Parent may not amend or waive this Agreement to reduce or eliminate any right of any Qualified Third-Party Beneficiary herein (it being understood that an amendment or waiver which provides a Person (other than the Parent) with registration rights having superiority or parity in priority in a registration on behalf of the Company to the Parent will not require the consent of any Qualified Third-Party Beneficiary).

(e) Entire Agreement. This Agreement (including the Parent Registration Rights Agreement and the other documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, other than the Parent Registration Rights Agreement, to the extent they relate in any way to the subject matter hereof.

(f) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

(g) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(h) Counterparts. This Agreement may be executed and delivered simultaneously in two or more counterparts (including by telecopied signature pages, if facsimile or PDF format), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(i) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(j) Governing Law. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(k) Notices. In the event a notice or other document is required to be sent hereunder to the Company or to the Parent (or legal representative of the Parent), such notice or other document shall be in writing and shall be considered given and received, in all respects when personally delivered, when sent by facsimile transmission actually received by the applicable party’s receiving equipment or when sent by overnight express or courier service or

United States registered or certified mail, return receipt requested and postage and other fees prepaid, on the day such notice or document is personally delivered, on the next business day following the day on which such notice or other document is timely deposited with the overnight delivery service as aforesaid or on the third business day following the day on which such notice or other document is deposited in the U.S. mail as aforesaid. Such notice and document shall be addressed to the party entitled to receive such notice or other document at the respective addresses indicated below:

If to the Company:

8490 Progress Drive, Suite 300

Frederick, MD 21701

Attention: Legal Department

Facsimile: +1 301 682 0690

If to the Parent:

c/o Golden Gate Private Equity, Inc.

One Embarcadero Center, 39th Floor

San Francisco, CA 94111

Attention: Prescott Ashe and Rajeev Amara

Fax: +1 415 983 2701

with a copy to:

Kirkland & Ellis LLP

555 California Street, Suite 2700

San Francisco, CA 94104

Attention: Stephen D. Oetgen, Esq.

Fax: +1 415 439 1500

or to such other address or to the attention of such other person as the recipient party (or its legal representative) has specified by prior written notice to the sending party. Until such notice of change of address is properly given, the addresses set forth herein shall be effective for all purposes.

*  *  *  *  *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

U.S. SILICA HOLDINGS, INC.

By:
Name:
Title:

GGC USS HOLDINGS, LLC

By:
Name:
Title: